Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Louis Vucci, Jr., Chief Executive Officer of Diamond Ranch Foods, Ltd. (the "Company"), hereby certifies that, to the best of his knowledge:

1.     the Annual Report on Form 10-K/A of the Company for the fiscal year ended March 31, 2011 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 20, 2011	/s/ Louis Vucci, Jr. Louis Vucci, Jr. Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Louis Vucci, Jr., Chief Financial Officer of Diamond Ranch Foods, Ltd. (the "Company"), hereby certifies that, to the best of his knowledge:

1.     the Annual Report on Form 10-K/A of the Company for the fiscal year ended March 31, 2011 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 20, 2011	/s/ Louis Vucci, Jr. Louis Vucci, Jr. Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)